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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2002

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-12853 (Commission File Number)	93-0370304 (IRS Employer Identification No.)
13900 NW Science Park Drive, Portland, Oregon (Address of principal executive offices)	97229 (Zip Code)

Registrant's telephone number, including area code: (503) 641-4141

No Change
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant.

        On May 7, 2002, Electro Scientific Industries, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its principal accountants. The audit reports of Andersen on the Company's consolidated financial statements as of and for the year ended June 2, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audit of the fiscal year ended June 2, 2001, and the subsequent interim period through May 7, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

        On May 7, 2002, the Company engaged KPMG LLP ("KPMG") as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company's Board of Directors. Before engaging KPMG as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

    16.1    Letter from Arthur Andersen LLP re change in certifying accountant.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2002.
Electro Scientific Industries, Inc.

	By	/s/ JOHN E. ISSELMANN, JR. John E. Isselmann, Jr. General Counsel and Assistant Corporate Secretary

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EXHIBIT INDEX

Exhibit	Description
16.1	Letter from Arthur Andersen LLP re change in certifying accountant.

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX